      As Filed With the Securities and Exchange Commission on July 14, 1998

                                                     Registration No.
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                                PENNZOIL COMPANY
               (Exact name of issuer as specified in its charter)

                         -------------------------------

               DELAWARE                                        74-1597290
    (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                        Identification No.)

     PENNZOIL PLACE, P.O. BOX 2967                             77252-2967
             HOUSTON, TEXAS                                    (Zip Code)
   (address of principal executive offices)

                         -------------------------------

                                PENNZOIL COMPANY
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                         -------------------------------

                                 Linda F. Condit
                               Corporate Secretary
                                Pennzoil Company
                          Pennzoil Place, P.O. Box 2967
                            Houston, Texas 77252-2967
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (713) 546-4000

                        -------------------------------

                         CALCULATION OF REGISTRATION FEE



==============================================================================================================
                                                      PROPOSED              PROPOSED
                                                      MAXIMUM                MAXIMUM
                                                      OFFERING              AGGREGATE             AMOUNT OF
   TITLE OF SECURITIES        AMOUNT BEING             PRICE                OFFERING             REGISTRATION
   BEING REGISTERED            REGISTERED          PER SHARE (1)            PRICE (1)                FEE
Common Stock, par value
$0.83-1/3 per share(2)       500,000 shares          $53.1875              $26,593,750              $7,845.16
==============================================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the Common Stock of Pennzoil Company reported on the New York Stock Exchange on July 9, 1998.

(2)  Includes the associated rights to purchase preferred stock.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the information concerning the Pennzoil Company 1998 Stock Option Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information, and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended ("Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The following documents, which Pennzoil Company ("Pennzoil") has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-5591), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

                  (1) Pennzoil's Annual Report on Form 10-K for the year ended December 31, 1997;

                  (2) Pennzoil's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

                  (3) Pennzoil's Current Reports on Form 8-K dated March 12, 1998, April 17, 1998, April 20, 1998, May 20, 1998 and May 29, 1998;

                  (4) The description of the Common Stock, par value $0.83-1/3 per share, of Pennzoil (the "Common Stock") contained in Pennzoil's Form 8 Amendment No. 1 to Application for Registration of the Securities on Form 10, filed with the Commission on April 26, 1991; and

                  (5) The description of rights to purchase preferred stock contained in Pennzoil's Registration Statement on Form 8-A filed with the Commission on October 31, 1994, as amended April 20, 1998.

                  All documents filed by Pennzoil with the Commission pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

                  Any statement contained in this Registration Statement, in a supplement hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article VII of the By-laws of Pennzoil, as amended, provides for indemnification of officers, directors, agents, and employees of Pennzoil to the extent authorized by applicable law including, but not limited to, the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees, and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney's fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

                  Article EIGHTH of Pennzoil's Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of Pennzoil for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or
(iv) for transactions from which the director derived an improper personal benefit.

                  The above discussion of Pennzoil's Restated Certificate of Incorporation and By-laws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Restated Certificate of Incorporation, By-laws, and statute.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

   Exhibit
   Number                       Document Description
   -------                      --------------------

    23(a)    -       Consent of Arthur Andersen LLP.

    23(b)    -       Consent of Ryder Scott Company Petroleum Engineers.

    24       -       Powers of Attorney.


ITEM 9.  UNDERTAKINGS.

             (a)     The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
             10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
             arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
             respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 13, 1998.

                                                     PENNZOIL COMPANY

                                      By:             JAMES L. PATE
                                          --------------------------------------
                                                     (James L. Pate,
                                           Chairman of the Board, President and
                                                 Chief Executive Officer)

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                        Title                   Date
             ---------                        -----                   ----

            JAMES L. PATE            Principal Executive Officer   July 13, 1998
-----------------------------------  and Director
         (James L. Pate,
 Chairman of the Board, President
   and Chief Executive Officer)

       DAVID P. ALDERSON, II         Principal Financial and       July 13, 1998
-----------------------------------  Accounting Officer
(David P. Alderson, II, Group Vice
       President -- Finance)

       HOWARD H. BAKER, JR.*

      W. L. LYONS BROWN, JR.*

       STEPHEN D. CHESEBRO*

        ERNEST H. COCKRELL*

         HARRY H. CULLEN*            A Majority of the Directors
                                             of Pennzoil
          ALFONSO FANJUL*                                          July 13, 1998

         BERDON LAWRENCE*

         BRENT SCOWCROFT*

         GERALD B. SMITH*

        CYRIL WAGNER, JR.*


*By:    DAVID P. ALDERSON, II
------------------------------------
        (David P. Alderson, II,
           Attorney-In-Fact)

                               INDEX TO EXHIBITS

   Exhibit
   Number                     Document Description
   -------                    --------------------

    23(a)    -       Consent of Arthur Andersen LLP.

    23(b)    -       Consent of Ryder Scott Company Petroleum Engineers.

    24       -       Powers of Attorney.